Two Harbors Announces Termination of Management Agreement New York, July 21, 2020 – Two Harbors Investment Corp. (“Two Harbors” or the “Company”) (NYSE: TWO) announced today that it has provided PRCM Advisers LLC (the “Manager”) with a notice of termination of the Management Agreement between the Company and the Manager. The Company terminated the Management Agreement for “cause” in accordance with Section 15(a) thereof on the basis of the Manager’s material breaches of the Management Agreement and gross negligence in the performance of its duties thereunder. The notice of termination specifies that the Management Agreement will terminate on August 14, 2020. No termination fee will be payable to the Manager in connection with the termination. The Company previously disclosed that it had elected not to renew the Management Agreement on the basis of unfair compensation payable to the Manager in accordance with Section 13(a)(ii) thereof. In connection with the non- renewal, the Company had expected the Management Agreement to terminate on September 19, 2020, at which time the Company would have been required to pay the Manager a termination fee previously estimated to be approximately $144 million. Because the Management Agreement is now being terminated for cause, however, no termination fee will be payable to the Manager. Following the termination of the Management Agreement, Two Harbors will become a self-managed company. We expect to continue to be managed by our strong and experienced senior management team along with the other personnel currently providing services to Two Harbors. The Board anticipates a smooth and timely transition of all functions necessary to operate the Company’s business without interruption. As previously disclosed, an independent committee comprised of all of the independent members of the Company’s Board of Directors (the “Independent Committee”) was formed to, among other duties, review and evaluate the performance of, and the fees and expenses payable to, the Manager. As part of its duties, the Independent Committee reviewed and evaluated possible breaches of the Management Agreement and acts of gross negligence on the part of the Manager, including without limitation certain events occurring after the non-renewal announcement. Based on its review, the Independent Committee unanimously determined that there had occurred certain material breaches of the Management Agreement by the Manager, its agents and/or its assignees that are incapable of being cured within the time period set forth therein and certain events of gross negligence on the part of the Manager in the performance of its duties under the Management Agreement. The Independent Committee therefore approved the termination of the Management Agreement pursuant to Section 15(a) thereof. The Independent Committee was advised by Goodwin Procter LLP, as its legal counsel. Forward Looking Statements This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These statements include, but are not limited to, those related to the termination of the Management Agreement, the Company’s expectation that it will be able to retain its senior management and other personnel and the transition of all functions necessary to operate the Company’s business without interruption. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are qualified in their entirety by the cautionary 1 statements above. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Two Harbors Investment Corp. Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in Minnetonka, MN, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com. Additional Information Stockholders of Two Harbors and other interested persons may find additional information regarding the Company at the SEC’s website at www.sec.gov or by directing requests to: Two Harbors Investment Corp., 601 Carlson Parkway, Suite 1400, Minnetonka, MN 55305, telephone 612-629-2500. Contact Investors: Margaret F. Karr, Investor Relations, Two Harbors Investment Corp., 212-364-3663, margaret.karr@twoharborsinvestment.com. 2